===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CREDITRUST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

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Notes:




Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                       [LOGO OF CREDITRUST APPEARS HERE]

                                                         Office of the Chairman

April 29, 1999

Dear Stockholder:

  I cordially invite you to attend our Annual Meeting of Stockholders to be held at Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, on Thursday, May 27, 1999, at 10:00 a.m., local time.

  Information on the four incumbent directors, who have been nominated by the Board of Directors to serve for another year, is included in the enclosed proxy statement. This statement and the enclosed proxy card and 1998 Annual Report form your 1999 annual meeting package. At the meeting, we will tabulate and announce the proxy voting results, and then we will review our 1998 financial results and outlook for the future.

  Please read this proxy statement carefully and vote your shares promptly whether or not you plan to attend the annual meeting.

  I look forward to seeing you on May 27.

                                          Sincerely,

                                          /s/ JOSEPH K. RENSIN
                                          Joseph K. Rensin
                                          Chairman of the Board and
                                          Chief Executive Officer

                            CREDITRUST CORPORATION
                            7000 SECURITY BOULEVARD
                           BALTIMORE, MARYLAND 21244

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

  Notice is hereby given that the Annual Meeting of Stockholders of Creditrust Corporation will be held at Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, on Thursday, May 27, 1999, at 10:00 a.m., local time, to:

  1.  Elect four directors of Creditrust; and

  2.  Vote on any other business which properly comes before the meeting.

  Stockholders who owned shares of Creditrust common stock as of April 22, 1999 are entitled to attend and vote at the meeting or any adjournments or postponements thereof.

  YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          /s/ JOHN L. DAVIS
                                          John L. Davis
                                          Secretary

Baltimore, Maryland
April 29, 1999

                                PROXY STATEMENT

                    INTRODUCTION; PROXY VOTING INFORMATION

  We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by Creditrust's Board of Directors for the meeting described in the notice and at any adjournments or postponements. The purpose of the meeting is to elect directors of Creditrust and act upon any other matters properly brought to the meeting. This proxy statement, proxy card and our 1998 Annual Report to Stockholders (containing Creditrust's financial statements and other financial information for the year ended December 31, 1998) form your meeting package. We sent you this package on or about April 29, 1999.

  At the close of business on April 22, 1999, the record date of the meeting, 10,403,226 shares of Creditrust common stock, par value $.01 per share, were outstanding and entitled to vote at the meeting. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the meeting are sufficient to achieve a quorum, directors who receive a plurality of these votes (excluding abstentions and broker non-votes) are elected to serve until the next annual meeting and until their successors are elected and qualify. If a meeting proposal does not involve the election of directors, stockholders may cast one vote per share owned.

  Creditrust will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Creditrust may solicit proxies personally or by telephone or telegram, but will not receive additional compensation.

  The Board of Directors has selected Joseph K. Rensin to act as proxy. When you sign and return your proxy card to American Stock Transfer & Trust Company, our transfer agent, you appoint the proxy as your representative at the meeting. If you wish to change your vote before the meeting, deliver a letter revoking the proxy to Creditrust's Secretary (John L. Davis, Creditrust Corporation, 7000 Security Boulevard, Baltimore, Maryland 21244) or properly submit another proxy bearing a later date. Even if you vote your proxy before the meeting, you may attend the meeting, file a notice of revocation for the previously submitted proxy, and then vote again in person. The last proxy properly submitted by you before the voting is closed at the meeting will be counted.

  If your shares are held in a brokerage account, you will receive a full meeting package including a proxy card to vote your shares. Your brokerage firm may also permit you to vote your proxy by telephone or via the internet. We urge you to respond to your brokerage firm to ensure that your proxy voting instructions are followed.

                             ELECTION OF DIRECTORS

  Four directors serve on our Board of Directors. The Board has renominated all directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

  All properly executed proxies received in time to be tabulated for the meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the meeting, your proxies will be voted FOR the election of a replacement designated by the Board of Directors.

Nominees for Director

  The following are brief biographical sketches of the 4 nominees. Unless otherwise indicated, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

  The Board of Directors recommends that you vote FOR all of the following nominees:

  Joseph K. Rensin, age 33, co-founded Creditrust in 1991 and has served as Chairman of the Board, President and Chief Executive Officer of Creditrust since that time. Mr. Rensin was the initial developer of Creditrust's PAT and Mozart systems and its extensive database, as well as the customer relations approach to collections and recovery. He is the author of three books on computers published by Prentice-Hall.

  Frederick William Glassberg, age 65, has served as director of Creditrust since 1997. Mr. Glassberg has been since 1991 president of Dornbush Enterprises, Inc., d/b/a/ Crystal Hill Advisors or its predecessors, Columbia, Maryland, which provides commercial real estate management advice and financial advisory services to corporate and municipal clients. Mr. Glassberg serves on the Board of Directors of three subsidiaries of The Enterprise Foundation that own low- and moderate-income housing. Earlier in his career, Mr. Glassberg served as Chief Financial Officer of a subsidiary of The Rouse Company from 1973 to 1983.

  John G. Moran, age 53, has served as director of Creditrust since 1997. Mr. Moran has been Associate Dean and Executive-in-Residence of the Sellinger School of Business and Management at Loyola College in Baltimore, Maryland since 1995 and was President of The Moran Group, LTD, which offers management consulting services to for-profit and not-for-profit organizations, from 1995 to 1998. From 1986 until 1995, Mr. Moran was President of Household Bank, FSB (Eastern Division).

  Michael S. Witlin, age 30, has served as director since 1991. Mr. Witlin co-founded Creditrust in 1991 and served as Vice President of Creditrust until 1995. From 1995 to 1997, Mr. Witlin served as a consultant with the Company Entier, providing business process re-engineering services to privately held and public companies as well as federal agencies. Since 1998, Mr. Witlin has been a consultant with RWD Technologies, Inc., providing management and technology consulting services to Fortune 100 companies.

Board Committees

  General. Creditrust's business is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during Creditrust's fiscal year to review significant developments affecting Creditrust and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings. During 1998, there were seven meetings of the Board. Each director attended 100% of the combined total number of meetings of the Board and Board committees of which he was a member.

  Audit Committee. The Board of Directors has an Audit Committee which annually recommends to the Board the appointment of independent certified public accountants for Creditrust, reviews the scope and fees of the annual audit and any special audit, and reviews the results with the auditors. Further, it reviews Creditrust's accounting practices and policies with the auditors and the adequacy of Creditrust's accounting and financial controls and submits recommendations to the Board regarding oversight and compliance with accounting principles and legal requirements. The current members of the Audit Committee are Messrs. Glassberg (Chairman), Moran and Witlin. During 1998, the Audit Committee met one time.

  Compensation Committee. The Board of Directors has a Compensation Committee which reviews and makes recommendations to the Board regarding salaries and benefits of Creditrust's officers and administers Creditrust's incentive stock option and employee stock purchase plans. The current members of the Compensation Committee are Messrs. Moran (Chairman), Glassberg and Witlin. During 1998, the Compensation Committee met two times.

  Other. Creditrust does not have a nominating committee. The Board as a whole performs the functions which are generally performed by a nominating committee.

Compensation of Directors

  Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors. Non-employee directors of the Company receive annual director compensation consisting of shares of common stock with a value of $10,000 pursuant to the Company's 1998 Stock Incentive Plan and $5,000 in cash. Each non-employee director receives $1,500 for each Board meeting attended in person and $500 for each Board meeting attended telephonically. In addition, each non-employee director receives $500 for each committee meeting attended in person and $300 for each committee meeting attended telephonically. Non-employee directors also are reimbursed for expenses incurred to attend meetings of the Board of Directors and its committees. Further, Mr. Witlin was granted an option to purchase 32,258 shares of common stock on the same terms as the grants to executive officers described below under "Compensation Pursuant to Plans."

Executive Compensation

  The following table sets forth the compensation paid by Creditrust during the fiscal years ended December 31, 1997 and December 31, 1998 to Creditrust's Chief Executive Officer and all other executive officers receiving compensation in excess of $100,000 in 1997 and 1998 (the "Named Executive Officers").

                          Summary Compensation Table

                                                      Annual
                                                   Compensation
                                                 ----------------    All Other
Name and Principal Position                 Year  Salary   Bonus  Compensation(1)
---------------------------                 ---- -------- ------- ---------------
Joseph K. Rensin........................... 1998 $218,846 $    --     $1,295
  Chairman and Chief Executive Officer      1997  150,010      --         --

John L. Davis.............................. 1998  150,010   5,000      1,195
  Vice President, Business Development..... 1997  150,010  16,777      1,772

Jefferson B. Moore......................... 1998  150,010 128,728      1,615
  Vice President, Acquisitions............. 1997  138,470   2,000         --

Richard J. Palmer.......................... 1998  150,010  42,584      1,444
  Vice President and Chief Financial
   Officer................................. 1997  150,010 118,589        188

Rick W. Chandler(2)........................ 1998   95,022  21,664     91,934(3)
  Vice President, Recovery                  1997  101,637  22,667         --

--------
(1) Represents amounts contributed by the Company to the individuals' accounts in the Company's 401(k) plan.

(2) Mr. Chandler was employed by the Company through September 1998. John D. Frey became the Company's Vice President, Recovery in September 1998.

(3) Includes the amount paid to Mr. Chandler upon cancellation of his options in connection with the termination of his employment with the Company.

Employment Agreements

  The Company has entered into employment agreements with Messrs. Palmer, Moore, Frey and Davis. The employment agreements entitle Messrs. Palmer and Moore to annual incentive compensation in an amount up to $100,000 in the discretion of the Compensation Committee, in addition to an annual base compensation of $150,000. Mr. Davis receives annual compensation of $150,000. Mr. Frey receives annual compensation of $150,000 and incentive compensation based upon the performance of the Recovery Department. Effective April 14, 1998, the Compensation Committee increased Mr. Rensin's annual salary to $250,000. Mr. Rensin is also entitled to incentive compensation in an amount up to $100,000 annually in the discretion of the Compensation Committee.

  Messrs. Palmer, Moore, Frey and Davis are entitled to all Company benefits to which employees generally are eligible, and each is subject to a confidentiality agreement that prohibits him from disclosing the Company's proprietary information, removing Company documents or soliciting other employees for outside employment for two years after he leaves the Company. In the event of a breach of the confidentiality agreement, the Company is entitled to liquidated damages of $100 per day for each day the agreement is violated, among other remedies.

  Messrs. Palmer, Moore, Frey and Davis each have agreed not to compete with the Company for three years from the date he leaves the Company, subject to certain geographic limitations. Pursuant to his employment agreement, the Company reimbursed Mr. Moore for $15,000 in moving expenses in connection with his relocation to Maryland and $10,000 for his temporary residence costs during the first several months of his employment, as well as certain temporary financial assistance in connection with his relocation. See "Certain Transactions."

Compensation Pursuant to Plans

  1998 Stock Incentive Plan. The Company has reserved a total of 800,000 shares of common stock for issuance pursuant to the Creditrust Corporation 1998 Stock Incentive Plan (the "Stock Plan"). The Stock Plan was established to provide incentives to motivate and retain key employees of the Company. The Stock Plan is administered by the Compensation Committee of the Board of Directors and provides for the grant of incentive stock options and non-qualified stock options, as well as stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing. The Compensation Committee is authorized to grant options under the Stock Plan to all eligible employees of the Company, including executive officers. Directors who are not also employees of the Company are eligible for grants under the Stock Plan. Options granted under the Stock Plan are granted on such terms and at such prices as are determined by the Compensation Committee, except that the per share exercise price of incentive stock options granted under the Stock Plan cannot be less than the fair market value of the common stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no incentive stock option may be exercised after the expiration of 10 years from the date of grant. No option may be granted under the Stock Plan after July 29, 2008. Incentive stock options granted to an individual who owns (or is deemed to own) 10% or more of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the common stock on the date of grant, and a term of no more than five years. The Board of Directors has the authority to amend or terminate the Stock Plan, however certain amendments are subject to stockholder approval.

  Currently, there are 800,000 shares of common stock available for issuance under the Stock Plan, of which 312,500 shares were subject to outstanding options.

                       Option Grants In Last Fiscal Year

  The following table sets forth information regarding non-qualified stock options granted under the Stock Plan by Creditrust during the fiscal year ended December 31, 1998 to each of the Named Executive Officers.

                                 Individual Grants
                         ----------------------------------
                                                                       Potential Realizable Value
                                                                            at Assumed Annual
                         Number of                                        Rates of Stock Price
                         Securities Percentage of                        Appreciation for Option
                         Underlying Total Options                                Term(4)
                          Options     Granted in   Exercise Expiration ---------------------------
Name                     Granted(1) Fiscal Year(2) Price(3)    Date         5%           10%
----                     ---------- -------------- -------- ---------- ------------ --------------
Joseph K. Rensin........       --          --           --        --             --             --
John L. Davis...........   64,516       20.65%      $15.50   7/29/08   $    628,893 $    1,593,739
Jefferson B. Moore......   64,516       20.65        15.50   7/29/08        628,893      1,593,739
Richard J. Palmer.......   64,516       20.65        15.50   7/29/08        628,893      1,593,739

--------
(1) Twenty percent of the options vested on the date of grant and the remaining options vest at a rate of 20% on each anniversary of the date of grant.

(2) Based on an aggregate of 312,500 shares subject to options grant to employees, officers and directors of Creditrust in the fiscal year ended December 31, 1998, including the Named Executive Officers.

(3) The options were granted at an exercise price equal to the fair market value of the common stock on the date of grant.

(4) As mandated by regulations promulgated by the Commission, the table describes the hypothetical gains that would exist for the respective options granted based on assumed rates of annual stock price appreciation of 5% and 10% from date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions and the continued employment of the named individuals with the Company. As a result, the amounts reflected in this table may not necessarily be achieved.

  Stock Purchase Plan. The Company has reserved a total of 100,000 shares of common stock for issuance pursuant to the Creditrust Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was established to promote the long-term success of the Company by providing employees of the Company with a convenient opportunity to become stockholders. Options granted and shares of common stock purchased under the Stock Purchase Plan are intended to qualify for the favorable tax treatment for employees available under Section 423 of the Internal Revenue Code of 1986, as amended.

  The Compensation Committee administers the Stock Purchase Plan. Under the terms of the Stock Purchase Plan, all eligible employees of the Company have the opportunity to purchase common stock through payroll deductions. The purchase price is determined by the Compensation Committee but in no event will it be lower than 85% of the lesser of (1) the fair market value of a share of common stock on the offering date, or (2) the fair market value of a share of common stock on the purchase date, provided that the price per share is not less than par value. The fair market value on any offering date shall be the average on that date of the high and low prices of a share of common stock on the principal national securities exchange on which the common stock is trading. The maximum number of shares for which each employee may purchase options in each annual period is determined by the Compensation Committee prior to the commencement of each offering period. The Stock Purchase Plan limits purchases to $25,000 per participant for each calendar year. The aggregate amount of shares of common stock that have been reserved under the Stock Purchase Plan is subject to adjustment for recapitalization, stock dividend, reorganization, merger, consolidation or other changes in capital affecting the common stock.

                         SECURITIES BENEFICIALLY OWNED

  The following table provides certain information regarding the beneficial ownership of the common stock, as of December 31, 1998, by: (1) each person known by Creditrust to own beneficially more than 5% of the common stock; (2) each of Creditrust's directors; (3) the Named Executive Officers; and (4) Creditrust's directors and executive officers as a group. Except as otherwise indicated, to the knowledge of Creditrust, the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares.

                                                     Shares Beneficially
                                                            Owned
                                                     -------------------------
             Name of Beneficial Owner                 Number         Percent
             ------------------------                ------------    ---------
Joseph K. Rensin...................................     5,191,289          50%
  7000 Security Boulevard
  Baltimore, MD 21244
Frederick W. Glassberg.............................         1,645           *
John G. Moran......................................           645           *
Michael S. Witlin..................................         7,097(1)        *
John L. Davis......................................        13,153(1)        *
Jefferson B. Moore(2)..............................        13,153(1)        *
Richard J. Palmer..................................        13,253(1)        *
SAFECO Corporation(3)..............................       562,000         5.4
  SAFECO Plaza
  Seattle, WA 98185
All directors and executive officers as a group (14
 persons)(1).......................................     4,657,574        50.3%

--------
*  Less than 1%.

(1) Includes shares issuable upon the exercise of options which are currently exercisable.

(2)  Excludes 250 shares of common stock held by Mr. Moore's wife.

(3) This information is based upon a Schedule 13G, dated February 11, 1999, as filed with the Commission by SAFECO Corporation, SAFECO Asset Management Company and SAFECO Common Stock Trust (collectively, the "SAFECO Filers"), as joint filers. The Schedule 13G states that SAFECO Asset Management Company holds these shares on behalf of investment advisory clients solely for investment purposes and not with the purpose nor with the effect of changing or influencing control of Creditrust. The information regarding the beneficial ownership of common stock by the SAFECO Filers is included herein in reliance on their Schedule 13G, except that the percentage of common stock beneficially owned after the offering is based upon Creditrust's calculations.

                             CERTAIN TRANSACTIONS

  Mr. Rensin had unconditionally and personally guaranteed Creditrust's former bank credit facility, including attorneys' fees and expenses, incurred by the bank in enforcing its rights under the guaranty. A portion of the proceeds of Creditrust's securitization of defaulted consumer receivables completed in June 1998 (the "Initial Securitization") was used to pay off and terminate this facility, and, consequently the Guaranty has terminated.

  Mr. Rensin had unconditionally and personally guaranteed the Subordinated Notes issued by Creditrust in a private placement in April 1998. A portion of the proceeds of the initial public offering was used to repay the Subordinated Notes and consequently terminated this subordinated guaranty.

  Jefferson B. Moore, who has served as Creditrust's Vice President, Acquisitions since January 22, 1997, received a loan of $78,000 on February 28, 1997 pursuant to his employment agreement. Creditrust issued the loan to Mr. Moore and his wife to assist with their purchase of a residence in Maryland. Mr. and Mrs. Moore paid a $38,000 installment on May 30, 1997, leaving a balance of $40,000 which was repaid in June 1998.

  Creditrust remitted payments on loans due participants (including interest) of approximately $743,000 and $58,000 to Mr. Rensin and various investment vehicles owned or controlled by Mr. Rensin during the years ended December 31, 1996 and 1997, respectively. The remaining amounts due to participants will be repaid as the related receivables are liquidated.

  Creditrust also remitted a payment of approximately $66,000 to a corporation prior to the initial public offering, of which Mr. Glassberg is an executive officer, as a finder's fee in connection with the contract for the receivables that were serviced by Creditrust and included in the Initial Securitization.

  Any future related-party transactions will be on terms at least as favorable to Creditrust as available from third parties and will be approved by a majority of the disinterested directors.

                     REPORT OF THE COMPENSATION COMMITTEE

Overview

  Frederick W. Glassberg, John G. Moran and Michael S. Witlin are the members of the Compensation Committee of the Board of Directors and each is an independent director. The Compensation Committee reviews and makes recommendations to the Board regarding the compensation and benefits provided to Creditrust's executive officers, including its chief executive officer.

  Creditrust faces extensive competition in hiring qualified officers and employees from a number of industries, and attracting and retaining high quality management is an important key to success. The Compensation Committee employs an executive compensation policy calculated to enhance Creditrust's ability to compete for top quality executive talent. Creditrust's executive compensation policy is based on principles designed to:

  .  attract, retain, and promote the most talented executive officers;

  .  motivate executive officers to achieve high levels of performance;

  .  reward exemplary performance of executive officers; and

  . enhance stockholder value by further aligning the interests of executive officers with those of Creditrust's stockholders.

Compensation Policy for Executive Officers

  General. The key components of Creditrust's executive compensation policy are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options. The Compensation Committee annually reviews the compensation of Creditrust's executive officers and compares it to the compensation levels of other companies within and without Creditrust's industry. Based upon this review, the Compensation Committee currently believes that the compensation paid to Creditrust executive officers is competitive.

  Base Salary. An executive officer's base salary is determined by the level of responsibility of the position held at Creditrust. In addition, the Compensation Committee takes into account the general market conditions for highly qualified executives. Creditrust has entered into employment agreements with John L. Davis, John D. Frey, Jefferson B. Moore and Richard J. Palmer which entitle each of them to receive annual compensation of $150,000. The Compensation Committee considered generally available information concerning compensation paid by those companies with whom Creditrust competes for executive talent in order to determine the amount to pay Creditrust's executive officers and to ensure that Creditrust will continue to be able to attract and retain high quality talent to join its management team. Based upon this review, the Compensation Committee believes that the compensation paid to Creditrust's executive officers is competitive within the industry.

  Annual Incentive Compensation. The Compensation Committee awards annual incentive compensation in the form of cash bonuses based upon an executive officer's individual performance for the year. The Compensation Committee makes its determination based upon such criteria as the financial performance of an executive officer's operating unit and the executive officer's individual contribution to Creditrust's overall strategic goals. The Compensation Committee does not assign any specific weighting to any of the foregoing criteria. In connection with Creditrust's initial public offering, Creditrust has entered into employment agreements with Messrs. Moore and Palmer which entitle each of them to receive annual incentive compensation in an amount up to $100,000 in the discretion of the Compensation Committee. Further, Mr. Frey is entitled to receive annual incentive compensation based upon the performance of Creditrust's recovery department. The calculation of Mr. Frey's annual incentive compensation, as provided in his employment agreement, is based on a sliding scale percentage of the amount collected on defaulted consumer receivables by collectors in Mr. Frey's group. The amount of the annual incentive compensation paid to Mr. Frey also depends upon the length of employment of account officers in his group.

  Long-Term Incentive Compensation. The Compensation Committee grants options under the Creditrust Corporation 1998 Stock Incentive Plan as a long-term incentive compensation plan. By granting options pursuant to the plan, the Compensation Committee seeks to motivate and retain key employees, including executive officers, and to enhance stockholder value by further aligning the interests of executive officers with those of Creditrust's stockholders. Grants are awarded based upon the same criteria used to determine awards of annual incentive compensation. The Compensation Committee does not assign any specific weighting to any of the criteria. In the case of Messrs. Davis, Moore, and Palmer, the Compensation Committee determined to make option grants at the time of Creditrust's initial public offering, in each case intended to provide these executives long-term incentives with respect to Creditrust stock valued at $1,000,000 at the time of the offering. In the case of Mr. Frey, who joined Creditrust in September 1998, the Committee awarded an option to purchase 16,129 shares at an exercise price of $15.50 per share; this determination was made in the context of negotiating Mr. Frey's original employment terms.

  Options granted by the Compensation Committee typically vest over a period of years, with the initial vesting occurring at the time of award. The purpose of the vesting condition is to encourage talented executive officers to remain with Creditrust for a long-term period.

Chief Executive Officer's Compensation for 1998

  The general policies described above for the compensation of Creditrust's executive officers also apply to the compensation recommendations made by the Compensation Committee to the Board of Directors for the compensation of Joseph K. Rensin as Creditrust's Chief Executive Officer.

  During 1998, the Compensation Committee increased Mr. Rensin's annual base salary to $250,000. In determining Mr. Rensin's salary, the Compensation Committee analyzed the compensation paid to chief executive officers by other companies in Creditrust's industry. Further, the Compensation Committee considered the additional responsibilities that Mr. Rensin would have as a chief executive officer of a public company.

  Mr. Rensin may receive annual incentive compensation in the form of cash bonuses up to $100,000 in the discretion of the Compensation Committee. Mr. Rensin did not receive any annual incentive compensation in 1998. In addition, the Compensation Committee did not award Mr. Rensin long-term compensation in the form of stock option grants in 1998. The objective of awarding incentive compensation and stock options to executives is to enhance stockholder value by further aligning the interests of executive officers with those of stockholders.

Mr. Rensin's interests in the long-term future of Creditrust and in the enhancement of stockholder value is already very closely aligned with the interests of Creditrust's stockholders due to Mr. Rensin's significant stock ownership. The Compensation Committee and Mr. Rensin do not believe that additional incentives are necessary at the present time.

Policy Regarding Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of executive compensation which exceeds $1,000,000. The Compensation Committee has considered the impact of Section 162(m), and based upon the current compensation levels of Creditrust's executive officers, the Compensation Committee believes that it will not have a material adverse affect on Creditrust.

  Submitted by the Compensation Committee of the Board of Directors.

                                          John G. Moran, Chairman
                                          Frederick W. Glassberg
                                          Michael S. Witlin

                            STOCK PERFORMANCE GRAPH

  The following graph compares, for the period from July 29, 1998, the date of Creditrust's initial public offering of its shares of common stock, to December 31, 1998, the cumulative stockholder return on Creditrust's common stock with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) Index and an industry index selected by Creditrust's management which includes public companies comprised of firms with SIC codes ranging from 7380 through 7389. The comparison assumes that $100 was invested on July 29, 1998 in Creditrust's common stock, the Nasdaq Stock Market (U.S. Companies) Index and the industry index, and further assumes all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE CHART APPEARS HERE]

                                        7/29/98    8/31/98    9/30/98   10/31/98   11/30/98   12/31/98
                                       --------   --------   --------   --------   --------   --------
Creditrust Corporation                   100.00      90.66      91.83     107.00     129.18     158.76

Nasdaq Stock Market (U.S. Companies)     100.00      79.88      90.99      94.92     104.52     118.07

Industry Index                           100.00      73.81      83.46      85.73     121.68     132.61

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  Creditrust's Board of Directors has approved the selection of Grant Thornton LLP to be our independent public accountants for the year ending December 31, 1999. A representative of Grant Thornton LLP will be present at the meeting. He or she will have the opportunity to make a statement and respond to appropriate questions from stockholders.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  We believe that our directors and executive officers and other stockholders who may own more than 10% of Creditrust common stock have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions which reflect a change of beneficial ownership.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Qualified stockholders who want to have proposals presented at the 2000 annual meeting must deliver them to Creditrust by December 30, 1999, in order to be considered for inclusion in next year's proxy statement and proxy.

  The deadline for submitting stockholder proposals to be presented at the 2000 annual meeting, but which will not be included in the proxy statement and form of proxy relating to the meeting, is March 28, 2000. Any such proposal received by Creditrust's principal executive officers after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

  We know of no other matters to be presented to you at the meeting other than the election of directors. As stated in an earlier section, if other matters are considered at the meeting, the proxy will vote on these matters in accordance with his judgment of the best interests of Creditrust.

                                          By Order of the Board of Directors
                                          /s/ JOHN L. DAVIS
                                          John L. Davis
                                          Secretary

Baltimore, Maryland
April 29, 1999

                            CREDITRUST CORPORATION

                    Proxy for Annual Meeting of Stockholders

                      SOLICITED BY THE BOARD OF DIRECTORS

                                  May 27, 1999

     The undersigned hereby appoints Joseph K. Rensin as proxy with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock held by the undersigned in Creditrust Corporation (the "Company") at the Annual Meeting of Stockholders to be held on May 27, 1999 (the "Annual Meeting"), and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposal 1 below unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE. The proxy cannot vote your shares unless you sign and return this card.

                 (continued and to be SIGNED on the other side)

                              FOLD AND DETACH HERE

Please mark your
vote as in this example

    [X]

1. To elect four directors of the Company to serve until the next Annual Meeting and until their respective successors are duly elected and qualified.

    FOR all nominees     WITHHOLD AUTHORITY

    [_]                  [_]

    OR to withhold authority to vote for any individual nominee, do not mark any box above and strike out the nominee's name: Joseph K. Rensin, Frederick W. Glassberg, John G. Moran and Michael S. Witlin.

2. In his discretion, the proxy is authorized to vote upon any other matter that may come before the Annual Meeting or any adjournments or postponements thereof.

    This proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this proxy will be voted FOR Proposal 1 and in the sole discretion of the proxy on any other matter that may come before the Annual Meeting. This proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares.

                                           NOTE:  PLEASE SIGN EXACTLY AS YOUR
                                           NAME OR NAMES APPEAR HEREON.  JOINT
                                           OWNERS SHOULD EACH SIGN PERSONALLY.
                                           WHEN SIGNING AS AN ATTORNEY,
                                           EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE
                                           GIVE YOUR FULL TITLE AS SUCH.

                                           Dated: ________________________, 1999

                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Signature (see note above)

                                           IMPORTANT: PLEASE SIGN, DATE AND
                                           RETURN PROMPTLY

                             FOLD AND DETACH HERE